EXHIBIT 99


                            NEXTPHASE WIRELESS, INC.
                      2005 EMPLOYEE STOCK COMPENSATION PLAN

      1. PURPOSE OF THE PLAN. The NextPhase Wireless, Inc. 2005 Employee Stock Compensation Plan (the "Plan") is intended to be used to issue shares of common stock of the Company to eligible employees of NextPhase Wireless, Inc. (the "Company") and the parents and subsidiaries of the Company, in payment of wages, salary, bounses, or other compensation, or portions thereof.

      2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board" or "Board of Directors") or by a committee (the "Committee") consisting of at least two (2) persons chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan shall be final and conclusive. The receipt of shares of common stock of the Company by Directors, or any members of the Committee under the Plan, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

      3. SHARES SUBJECT TO THE PLAN. The shares issuable under the Plan shall be shares of the Company's common stock, par value $.001 per share (the "common stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of common stock which may be issued under the Plan shall not exceed in the aggregate 20,000,000 shares. No shares of common stock may be issued unless there are a sufficient number of shares of common stock authorized and reserved for such issuance. In the event shares of common stock are delivered to, or withheld by, the Company pursuant to Section 12 hereof, only the net number of shares issued, i.e., net of the shares so delivered or withheld, shall be considered to have been issued pursuant to the Plan.

      4. PARTICIPATION. The class of individuals that shall be eligible to receive shares of common stock under the Plan shall be all employees of either the Company or any parent or subsidiary corporation of the Company.

      5. ISSUANCE OF SHARES. The issuance of shares of common stock under the Plan shall be authorized by the Board of Directors or the Committee.

      6.    FURTHER CONDITIONS OF ISSUANCE OF SHARES.

            (a) Unless prior to the issuance of shares of common stock under the Plan, the issuance of those shares have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), the issuance of such shares of common stock shall be conditioned upon the employee to whom shares of common stock are to be issued delivering to the Company a representation or agreement to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

            (b) If the Company's common stock is listed on any securities exchange, including, without limitation, NASDAQ, the Company shall not be obligated to deliver any shares of common stock pursuant to this Plan until they have been listed on each such exchange. In addition, the Company shall not be obligated to deliver any common stock pursuant to this Plan until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

            (c) Any employee to whom shares of common stock are to be issued under the Plan shall consent in writing to accept shares of common stock of the

Company in payment of wages, salary, bonus or other compensation payable by the Company to such employee, prior to, and as a condition to, receiving any such shares.

      7. EFFECTIVENESS OF THE PLAN. The Plan was adopted by the Board of Directors on October ___, 2005.

      8. TERMINATION, MODIFICATION AND AMENDMENT. The Board of Directors may at any time, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; including without limitation
(i) increase the maximum number of shares may which may be issued hereunder, and
(ii) change the designation of the employees or class of employees eligible to receive shares of common stock.

      9. NOT A CONTRACT OF EMPLOYMENT. Neither the terms or provisions of the Plan nor the issuance of shares of common stock pursuant the Plan shall be deemed to confer upon any individual to whom shares of common stock are issued hereunder any right to remain in the employ or service of the Company or a parent or subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any employment, consulting or advisory arrangement.

      10. INDEMNIFICATION OF BOARD OF DIRECTORS OR COMMITTEE. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

      11. CAPTIONS. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

      12.   WITHHOLDING TAXES.

            (a) Whenever under the Plan shares of common stock are to be delivered to an employee, the Company shall be entitled to require as a condition of delivery that the employee remit or, at the discretion of the Board or the Committee, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding requirements, including, without limitation, the employee's portion of any employment tax requirements relating thereto.

            (b) The Board of Directors or the Committee may, in its discretion, provide any or all recipients of shares of common stock hereunder with the right to use shares of common stock in satisfaction of all or part of the withholding taxes to which such holders may become subject in connection with the recipient of shares of common stock hereunder. Such right may be provided to any such holder in either or both of the following formats:

                  (i) The election to have the Company withhold, from the shares of common stock otherwise issuable hereunder, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (ii) The election to deliver to the Company, at the time the shares of common stock is issued hereunder, one or more shares of Common Stock previously acquired by such holder with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder.

      13. OTHER PROVISIONS. Any shares of common stock issued under the Plan may be subject to such other terms and conditions pursuant to any employment agreement or arrangement between the Company and the recipient of such shares of common stock may be determined by the Board or the Committee, in its sole discretion.

      14. GENDER. For purposes of the Plan, masculine shall include the feminine and the neuter as the context requires.

      15. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Nevada, excluding choice of law principles thereof.